UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2012

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form
8-K filed by Bazaarvoice, Inc. (the “Company”) with the Securities and Exchange Commission on October 11, 2012 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the determination by the Company’s Board of Directors regarding the frequency with which the stockholders will have an advisory vote on executive compensation. No other changes have been made to the Original Filing other than to add the disclosure set forth in this Amendment No. 1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 9, 2012, at the Annual Meeting of Stockholders of the Company, the Company’s stockholders voted on, among other matters, an advisory proposal on the frequency of holding future advisory votes on the compensation of its executive officers.

As previously disclosed, the stockholders voted to hold future advisory votes on compensation of executive officers every three years. The Board of Directors of the Company reviewed and considered the results of the advisory vote as well as general market practices, and, on February 20, 2013 determined that the Company will include an advisory vote on the compensation of its executive officers in the Company’s proxy materials once every three years until such time as another advisory vote on the frequency of such advisory votes on executive compensation votes is required under Section 14A of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: February 22, 2013

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